Exhibit 99.1
For Further Information Contact:
Brian Sereda
Chief Financial Officer
Proxim Wireless
(408) 383-7636
bsereda@proxim.com

PROXIM WIRELESS REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

•	Sales Increased by 47% Over Q108
•	Raised $3M and Exploring Strategic Alternative for the Harmonix Division to Support Core Business Growth
•	Narrowed Non-GAAP Loss to $0.1M from $4.1M in Q108

Silicon Valley, CA, August 13, 2008 – Proxim Wireless Corporation (NASDAQ: PRXM), a leading provider of end-to-end broadband wireless systems that deliver the quadruple play, today released financial results for the second quarter ended June 30, 2008.  GAAP revenues for the quarter ended June 30, 2008 were $15.1, an increase of approximately 47% in total GAAP revenue from $10.2 million for the quarter ended March 31, 2008, and a decrease of approximately 11% from $16.9 million for the quarter ended June 30, 2007.

“The revenue growth we experienced this quarter is the result of actions taken to revamp our sales team and reinvigorate the channel over the last few quarters. In addition, we continue to see growth in broadband wireless access,” said Pankaj Manglik, President and CEO of Proxim Wireless.

On a GAAP basis, the net loss for the quarter ended June 30, 2008 was $1.4 million, or $0.06 per diluted share, compared to a net loss of $5.3 million, or $0.22 per diluted share, for the quarter ended March 31, 2008, and a net loss of $0.3 million, or $0.02 per diluted share, for the quarter ended June 30, 2007. The primary reasons for the narrowed loss in the second quarter of 2008 versus the first quarter of 2008 were increased revenue, higher gross margins, and the sale of non-core patents. The financial results for the quarter ending June 30, 2007 also included the sale of patents for $2.5 million.

The net loss on a non-GAAP basis, which excludes depreciation of fixed assets, amortization of intangible assets, and stock based compensation, was $0.1 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $4.1 million, or $0.17 per diluted share, for the quarter ended March 31, 2008, and a net profit of $0.9 million, or $0.04 per diluted share, for the quarter ended June 30, 2007.

The financial results above reflect recent discontinued operations accounting treatment for a portion of Proxim’s consolidated operations.  Today, Proxim announced its intent to explore strategic alternatives for the Harmonix Division of its Terabeam Corporation subsidiary. As a result, Proxim will be treating the Harmonix Division as discontinued operations held for sale and will break out as appropriate the financial results of the Harmonix Division from the consolidated results of the continuing operations of Proxim Wireless Corporation and its subsidiaries moving forward. Subsequent to the end of the second quarter, the company raised an additional $3 million in debt.

Highlights of recent press announcements include:

•	The introduction of Proxim’s Tsunami™ MP.11 HS (High Security) line of products, the company’s ultra-secure broadband wireless solution for wireless video, data connectivity, VoIP and mobility
•	The introduction of Proxim’s Lynx®.G5 family of products, providing carriers, utilities and enterprises advanced security and flexibility for high-performance voice and data backhaul
•	Multi-technology deployment of Proxim’s Tsunami MP.16 and Tsunami MP.11 products by Televersa to provide WiMAX service to 2.5 million people over 12,400 square miles in Germany
•	Multi-technology deployment of Proxim’s Tsunami MP.11 and ORiNOCO® AP-4000 MR-LR equipment to provide Wi-Fi network coverage for over 80,000 residents in Taiwan’s Kinmen County
•
Multi-technology deployment of Proxim’s Tsunami MP.11 and ORiNOCO AP-4000 products to provide Wi-Fi and WiMAX service to the city of Portland, Oregon as a paid alternative for the now defunct MetroFi network

•
A complete end-to-end (Wi-Fi, WiMAX and Point-to-Point) deployment of Proxim’s Tsunami MP.16, Tsunami MP.11, Tsunami.GX and ORiNOCO AP-4000 MR-LR products to provide IPTV, VoIP and data services to the Taiwanese market via CTV Infotech

•
A string of product awards, including receipt of Network Products Guide’s “2008 Product Innovation Award” for our QuickBridge 60250 point-to-point wireless bridge, Internet Telephony’s “2008 WiMAX Distinction Award” for our MeshMax 11 product, and Network Products Guide’s “2008 Best Product & Services” award for our Tsunami MP.11 HS product

•
Azlan, the central supply chain operation of Tech Data’s enterprise networking and mid-range systems business, announced a European-wide agreement to distribute Proxim’s entire end-to-end wireless portfolio throughout 16 European countries

•	Opening of a new technical services and support center in Hyderabad, India to provide optional 24/7 technical support for customers across the APAC and EMEA regions

Conference Call Information

Proxim will host a conference call to discuss the release, financial results, and related developments at the company today, Wednesday, August 13, 2008, starting at 5:00 P.M. Eastern Time. The discussion may include forward-looking information such as the company’s Nasdaq listing situation.

To participate in this conference call, please dial 877-795-3604 (or +1-719-325-4835 for international callers), confirmation code 5064780, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Proxim's website at http://ir.proxim.com/events.cfm to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1-719-457-0820 for international callers, confirmation code 5064780 for all callers, and over the Internet for approximately 90 days at Proxim's website at http://ir.proxim.com/events.cfm.

To view the corresponding financial tables for this announcement, please see the attached PDF document, or view the release on Proxim’s site at: http://ir.proxim.com/releases.cfm.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leading provider of end-to-end broadband wireless systems that deliver the quadruple play of voice, video, data and mobility to all organizations today. Our systems enable a variety of wireless applications including security and surveillance, VoIP, last mile access, enterprise LAN connectivity and Point-to-Point backhaul. We have shipped more than 1.8 million wireless devices to more than 235,000 customers worldwide. Proxim is ISO-9001 certified. Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call +1-408-383-7636.

Use of Non-GAAP Financial Information
To supplement Proxim Wireless’ condensed consolidated financial statements presented in accordance with GAAP, Proxim uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  These non-GAAP measures may include gross margin, net income (loss), and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains, and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Proxim’s current financial performance and Proxim’s prospects for the future.  Specifically, Proxim believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables. To view the financial tables, please see the attached PDF document, or view the release on Proxim’s site at: http://ir.proxim.com/releases.cfm

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; our ability to increase our sales in the Americas and elsewhere; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; significant uncertainties about the type, form, structure, nature, results, timing, or terms and conditions of any potential strategic transaction relating to the Harmonix Division; significant uncertainties relating to the listing of the company’s stock on the Nasdaq Capital Market, including whether our stock will be delisted, whether we will qualify for and receive additional time to cure the current bid price deficiency, whether we will seek and receive sufficient time to perform a reverse split of our stock, and whether the trading of our stock will be transferred to the Over-The-Counter Bulletin Board or Pink Sheets; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Proxim’s future financial performance; and the impacts and effects of any other strategic transactions Proxim may evaluate or consummate.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.

# # #

PROXIM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	30-Jun	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$4,884	$6,329
Accounts receivable, net	5,067	9,326
Inventory	4,828	5,753
Prepaid expenses	1,159	1,029
Assets held for sale	2,293	2,085
Total current assets	18,231	24,522
Property and equipment, net	2,547	2,538
Other Assets:
Restricted cash	77	76
Intangible assets, net	7,439	8,400
Deposits and prepaid expenses	489	239
Total other assets	8,005	8,715
Assets held for sale	511	635
Total assets	$29,294	$36,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,312	$12,752
Line of credit payable	3,000	-
Deferred revenue	2,840	4,001
License agreement payable - current maturities	851	1,065
Total current liabilities	17,003	17,818
License agreement payable, net of current maturities	756	1,023
Long term liabilities of discontinued operations held for sale	153	232
Total liabilities	17,912	19,073
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 4,500,000 shares authorized, none issued at June 30, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value, 100,0000,000 shares authorized, 23,519,069 issued and outstanding at June 30, 2008 and December 31, 2007	235	235
Additional paid-in capital	64,132	63,451
Retained earnings (accumulated deficit)	(52,985)	(46,349)
Total stockholders’ equity	11,382	17,337
Total liabilities and stockholders’ equity	$29,294	$36,410

PROXIM WIRELESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$15,088	$16,874	$25,331	$32,273
Cost of goods sold	7,831	9,296	13,752	17,568
Gross profit	7,257	7,578	11,579	14,705
Operating expenses:
Selling costs	5,137	5,094	10,164	9,748
Restructuring Charges	0	91	0	91
General and administrative	3,089	2,884	6,500	5,891
Research and development	1,082	2,009	2,127	4,152
Total operating expenses	9,308	10,078	18,791	19,882
Operating loss	(2,051)	(2,500)	(7,212)	(5,177)
Other income (expenses):
Interest income	7	28	21	72
Interest expense	(75)	(34)	(114)	(68)
Other income (loss)	745	2576	664	2600
Realized gain/loss from AFS securities	0	0	(59)	22
Total other income (expenses)	677	2,570	512	2,626
Loss before income taxes	(1,374)	70	(6,700)	(2,551)
Benefit (provision) for income taxes	(41)	(45)	(112)	(68)
Loss from continuing operations	(1,415)	25	(6,812)	(2,619)
Loss/income from discontinued operations (loss)	51	(364)	176	(706)
Net income (loss)	(1,364)	(339)	(6,636)	(3,325)
Weighted average number of shares -basic and diluted used in computing net earnings (loss) per share	23,519	21,554	23,519	21,554

Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.06)	$0.00	$(0.29)	$(0.12)
Discontinued operations	$0.00	$(0.02)	$0.01	$(0.03)
Total	$(0.06)	$(0.02)	$(0.28)	$(0.15)

	RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

	Three Months Ended			Three Months Ended
	30-Jun-08			31-Mar-08
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$15,088		$15,088	$10,243		$10,243
Cost of goods sold	7,831	(143)(a) (134)(c)	7,554	5,921	(145)(a) (129)(c)	5,647

Gross profit	7,257	277	7,534	4,322	274	4,596
Operating expenses:
Selling costs	5,137	(9)(a) (88)(c)	5,040	5,027	(10)(a) (78)(c)	4,939
General and administrative	3,089	(87)(a) (481)(b) (102)(c)	2,419	3,411	(100)(a) (481)(b) (83)(c)	2,747
Research and development	1,082	(117)(a) (38)(c)	927	1,044	(119)(a) (30)(c)	895
Total operating expenses	9,308	922	8,386	9,482	901	8,581
Operating profit (loss)	(2,051)	1,199	(852)	(5,160)	1,175	(3,985)
Other income (expenses):
Interest income	7		7	13		13
Interest expense	(75)		(75)	(39)		(39)
Other income (loss)	745		745	(139)		(139)
Total other income (expenses)	677		677	(165)		(165)
Loss before income taxes	(1,374)	1,199	(175)	(5,325)	1,175	(4,150)
Benefit (provision) for income taxes	(41)		(41)	(72)		(72)
Loss from continuing operations	$(1,415)	$1,199	$(216)	$(5,397)	$1,175	$(4,222)
Gain (loss) from discontinued operations	$51	47(b)	$98	$125	47(b)	$172
Net income (loss)	$(1,364)	$1,246	$(118)	$(5,272)	$1,222	$(4,050)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	23,519		23,519	23,519		23,519
Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.06)		$(0.01)	$(0.22)		$(0.17)
Discontinued operations	$0.00		$0.00	$(0.0)		$(0.0)
Total	$(0.06)		$(0.01)	$(0.22)		$(0.17)

(a)	The effect of depreciation of fixed assets
(b)	The effect of amortization of intangible assets
(c)
The effect of stock based compensation. The company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” on January 1, 2006 using the modified-prospective transition method